Permian Resources Announces Strong Fourth Quarter 2025 Results and Provides Full Year 2026 Plan with Improved Capital Efficiency and Increased Base Dividend
MIDLAND, Texas – February 25, 2026 (BUSINESS WIRE) -- Permian Resources Corporation (“Permian Resources” or the “Company”) (NYSE: PR) today announced its fourth quarter and full year 2025 financial and operational results and 2026 financial and operational plans.
Fourth Quarter 2025 Financial and Operational Highlights
•Reported total average production of 401.5 MBoe/d, including 188.6 MBbls/d of oil, 102.1 MBbls/d of NGLs and 664.3 MMcf/d of natural gas
•Announced cash capital expenditures of $481 million, cash provided by operating activities of $904 million and adjusted free cash flow1 of $403 million
•Reduced D&C costs to ~$700 per lateral foot, representing a 14% reduction compared to 2024 results
•Added ~7,700 net acres and ~1,300 net royalty acres through ~140 transactions for $240 million, demonstrating continued bolt-on and ground game success
•Maintained strong balance sheet with leverage of 0.9x
Full Year 2025 Financial and Operational Highlights
•Reported total average production of 392.6 MBoe/d, including 181.8 MBbls/d of oil, 98.0 MBbls/d of NGLs and 676.8 MMcf/d of natural gas
◦Total oil production compares to 159.2 MBbls/d in 2024, representing a 14% increase
•Generated cash provided by operating activities of $3.6 billion and adjusted free cash flow1 of $1.6 billion
◦Represents a ~20% increase in adjusted free cash flow compared to 2024 results
•Realized significant operational efficiency gains, resulting in reduced cycle times and lower well costs
◦Reduced D&C per foot costs by 10% year-over-year
•Executed ~$1.1 billion of accretive acquisitions, representing >700 transactions, 30,000 net acres and 19,000 net royalty acres
•Replaced 100% of developed inventory through accretive M&A for third consecutive year
•Reduced total debt by >$600 million compared to year-end 2024
2026 Financial and Operational Plan
•Announced highly capital efficient operating plan underpinned by consistent well performance, lower well costs and peer leading controllable cash costs
◦Crude oil and total average production guidance of 186 to 192 MBbls/d and 400 to 430 MBoe/d
▪Represents ~4% higher annual oil production compared to full year 2025
◦Total cash capital expenditure budget of $1.75 to $1.95 billion
◦Total controllable cash costs of $7.15 to $8.15 per Boe
•Increased quarterly base dividend to $0.16 per share, representing a 7% increase and 3.6% annualized yield

Management Commentary
“2025 marked our third consecutive year of operational execution as a public company, and I could not be more proud of our team’s achievements,” said Will Hickey, Co-CEO of Permian Resources. “As we head into 2026, I am confident that our team will continue to leverage their technical skills and continuous learnings to improve upon our cost leadership position in the Delaware Basin.”
“Permian Resources’ focus has always been on delivering peer-leading free cash flow per share growth and peer-leading total shareholder returns,” said James Walter, Co-CEO of Permian Resources. “Going forward, we are well-positioned to continue delivering outsized value creation for shareholders. We have a high-quality inventory base in the top U.S. oil shale basin, a tremendous team with a track-record of low-cost execution, a strong pipeline of attractive acquisition opportunities and a balance sheet that allows us to continue to pursue an “all of the above” capital allocation strategy.”
Financial and Operational Results
During the fourth quarter, average daily crude oil production was 188,633 barrels of oil per day (“Bbls/d”), a 1% increase compared to the prior quarter. Reported NGL and natural gas volumes were 102,131 Bbls/d and 664,265 Mcf/d, respectively. Total production was 401,475 barrels of oil equivalent per day (“Boe/d”).
The Company continues to increase operational efficiencies, driving down drilling and completions costs per foot. For the fourth quarter, drilling and completion costs per lateral foot were approximately $700, a 14% reduction from 2024. Total cash capital expenditures (“capex”) for the quarter were $481 million. “During the fourth quarter, we continued to set new company records in the field, including the highest average feet drilled per day and the lowest completions cost per foot,” said Will Hickey, Co-CEO.
Realized prices for the quarter were $58.78 per barrel of oil, $15.44 per barrel of NGLs and $0.07 per Mcf of natural gas. The Company demonstrated strong cost control in the fourth quarter, with total controllable cash costs (LOE, GP&T and cash G&A) decreasing $0.12 per Boe quarter-over-quarter to $7.24 per Boe. Fourth quarter LOE was $5.26 per Boe, GP&T was $1.18 per Boe and cash G&A was $0.80 per Boe.
For the fourth quarter, Permian Resources generated net cash provided by operating activities of $904 million, adjusted operating cash flow1 of $884 million and adjusted free cash flow1 of $403 million. Adjusted diluted shares1 outstanding were 845.7 million for the three months ended December 31, 2025.
Acquisitions Update
During the fourth quarter, Permian Resources continued to build upon its ground game success, executing approximately 140 bolt-on and grassroots transactions. Combined, the Company added 7,700 net leasehold acres and 1,300 net royalty acres for total consideration of $240 million, reflecting an acquisition value of $26,000 per net leasehold acre and $15,000 per net royalty acre. Essentially all of the acquisition capital during the fourth quarter was invested in New Mexico, further strengthening the Company’s core Northern Delaware position.
“2025 was another great year for our acquisition effort, with the combination of ground game and larger acquisitions equating to over $1 billion for the second year in a row,” said James Walter, Co-CEO. “Our Delaware Basin cost structure and local relationships with sellers provide us with a durable competitive advantage for continuing to execute accretive acquisitions.”
2026 Operational Plan and Targets
Permian Resources’ 2026 operational plan is focused on maximizing free cash flow per share for its investors and delivering improved year-over-year capital efficiency through the combination of consistent well productivity and lower costs. Assuming planned activity levels and current commodity prices, the Company expects its full year oil and total production to average approximately 186 to 192 MBbls/d and 400 to 430 MBoe/d, respectively. The estimated 2026 cash capex budget is approximately $1.75 billion to $1.95 billion, of which approximately $400 million is allocated to facilities, infrastructure, capital workover and non-operated capex. Notably, this represents annual oil production growth of approximately 4%, while delivering a 6% lower capital budget year-over-year.
“Through consistent well productivity and lower costs, we continue to drive materially higher capital efficiency. As a result, we expect to deliver approximately 20% higher annual oil production compared to 2024 with 10% lower capital expenditures, clearly demonstrating this improvement,” said Will Hickey, Co-CEO.
Permian Resources expects to turn-in-line (“TIL”) approximately 250 gross wells, with an average working interest of 75% to 80% and 8/8ths net revenue interest of approximately 79%. The Company also expects its average lateral length during 2026 to be approximately 11,000 feet, an increase of 500 feet from the previous year. Through realized efficiency gains, the Company’s capital budget is further supported by an approximately 8% reduction in D&C costs per foot compared to 2025. Similar to the previous year, Permian Resources anticipates that approximately 65% of its 2026 operating activity will be directed towards New Mexico and approximately 30% towards the Texas Delaware Basin, with the remaining portion to be allocated to its Midland Basin position.
Through its continued focus on remaining the Delaware Basin’s low-cost leader, Permian Resources anticipates total controllable cash costs of $7.15 to $8.15 per Boe in 2026. Specifically, controllable cash costs consist of approximately $5.45 per Boe for LOE, $1.40 per Boe for GP&T expense and $0.80 per Boe for cash G&A. The Company expects its oil realizations to average 97% to 100% of WTI during 2026. Permian Resources estimates its average realized revenue from natural gas to be approximately $0.25 to $0.75 per Mcf premium versus Waha Hub pricing and its NGLs to be approximately 23% to 25% of WTI.
(For a detailed table summarizing Permian Resources’ 2026 operational and financial guidance, please see the Appendix of this press release.)
Shareholder Returns
Permian Resources announced today that its Board of Directors (the “Board”) declared the Company’s first quarter 2026 base dividend of $0.16 per share of Class A common stock, a 7% increase from $0.15 per share previously. Since its inception in 2022, Permian Resources has grown its inaugural quarterly base dividend of $0.05 per share at a compound annual growth rate of over 40%, reflecting the Company's commitment to delivering a sustainable and growing base dividend. The Company's first quarter base dividend is payable on March 31, 2026 to shareholders of record as of March 17, 2026. The Company’s base dividend represents an annualized yield of 3.6% as of February 24, 2026.
Year-End 2025 Proved Reserves
Permian Resources reported year-end 2025 total proved reserves of 1,116 MMBoe compared to 1,027 MMBoe at prior year-end. At year-end 2025, proved reserves consisted of 43% oil, 26% natural gas liquids and 31% natural gas. Proved developed reserves were 794 MMBoe (71% of total proved reserves) at December 31, 2025. Netherland Sewell & Associates, Inc., an independent reserve engineering firm, prepared Permian Resources’ year-end reserves estimate for the year ended December 31, 2025.
Annual Report on Form 10-K
Permian Resources’ financial statements and related footnotes will be available in its Annual Report on Form 10-K for the year ended December 31, 2025, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026.

Conference Call and Webcast
Permian Resources will host an investor conference call on Thursday, February 26, 2026 at 9:00 a.m. Central (10:00 a.m. Eastern) to discuss fourth quarter and full year 2025 operating and financial results. Interested parties may join the call by visiting Permian Resources’ website at www.permianres.com and clicking on the webcast link or by dialing (800) 549-8228 (Conference ID: 23999) at least 15 minutes prior to the start of the call. A replay of the call will be available on the Company’s website or by phone at (888) 660-6264 (Passcode: 23999) for a 14-day period following the call.
About Permian Resources
Headquartered in Midland, Texas, Permian Resources is an independent oil and natural gas company focused on driving peer-leading returns through the acquisition, optimization and development of high-return oil and natural gas properties. The Company’s assets are located in the Permian Basin, with a concentration in the core of the Delaware Basin. Through its position of approximately 480,000 net acres in West Texas and Southeast New Mexico, Permian Resources is the second largest Permian Basin pure-play E&P. For more information, please visit www.permianres.com.
Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•volatility of oil, NGL and natural gas prices or a prolonged period of low oil, NGL or natural gas prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries (“OPEC”), such as Saudi Arabia and Venezuela, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil, NGLs and natural gas;
•political and economic conditions and events in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America, including recent developments in Venezuela and Iran;
•our business strategy and future drilling plans;
•our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;
•our drilling prospects, inventories, projects and programs;
•our financial strategy, return of capital program, leverage, liquidity and capital required for our development program;
•our realized oil, NGL and natural gas prices;
•the timing and amount of our future production of oil, NGLs and natural gas;
•our ability to identify, complete and effectively integrate acquisitions of properties or businesses;
•our hedging strategy and results;
•our competition;
•our ability to obtain permits and governmental approvals;

•our compliance with government regulations, including those related to environmental, health and safety regulations and liabilities thereunder;
•our pending legal matters;
•the marketing and transportation of our oil, NGLs and natural gas;
•our leasehold or business acquisitions;
•cost of developing or operating our properties;
•our anticipated rate of return;
•general economic conditions;
•weather conditions in the areas where we operate;
•credit markets;
•our ability to make dividends, distributions and share repurchases;
•uncertainty regarding our future operating results;
•our plans, objectives, expectations and intentions contained in this press release that are not historical; and
•the other factors described in our most recent Annual Report on Form 10-K, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of oil, NGLs and natural gas. Factors which could cause our actual results to differ materially from the results contemplated by forward-looking statements include, but are not limited to:
•commodity price volatility (including regional basis differentials);
•uncertainty inherent in estimating oil, NGL and natural gas reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production;
•geographic concentration of our operations and/or consolidation in the oil and natural gas industry in the areas in which we operate and otherwise;
•changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements;
•lack of availability of drilling and production equipment and services;
•lack of transportation and storage capacity as a result of oversupply, government regulations or other factors;
•risks related to acquisitions we may make from time to time, including the risk that we may fail to integrate such acquisitions on the terms and timing contemplated, or at all, and/or to realize our strategy and plans to achieve the expected benefits of such acquisitions;
•competition in the oil and natural gas industry for assets, materials, qualified personnel and capital;
•drilling and other operating risks;
•environmental and climate related risks, including seasonal weather conditions;
•changes to tax laws or interpretations thereof and the impact of such changes on us;
•regulatory changes, including those that may impact environmental, energy, and natural resources regulation;
•the possibility that the industry in which we operate may be subject to new or volatile local, state, and federal laws, regulations or policies that may affect our business (including additional taxes and changes in regulations and policies related to environmental, health, and safety, climate change, trade policy and tariffs) as a result of existing or developing political, environmental and social movements;
•restrictions on the use of water, including limits on the use of produced water and potential restrictions on the availability of water disposal facilities;
•availability of cash flow and access to capital;
•inflation;
•changes in our credit ratings or adverse changes in interest rates and associated changes in monetary policy;
•changes in the financial strength of counterparties to our credit agreement and hedging contracts;
•the timing of development expenditures;

•political and economic conditions and events in the U.S. and in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, including the conflict in Israel, Iran and their surrounding areas, the war in Ukraine and associated economic sanctions on Russia, conditions in South America, Central America, China, Russia and Venezuela, including any increased volumes of Venezuelan crude oil, and acts of terrorism or sabotage and the effects therefrom;
•changes in local, regional, national, and international economic conditions;
•technological advancement, including artificial intelligence (“AI”) and its application in our industry;
•security threats, including evolving cybersecurity risks such as those involving unauthorized access, denial-of-service attacks, third-party service provider failures, malicious software, data privacy breaches by employees, insiders or other with authorized access, cyber or phishing-attacks, ransomware, social engineering, physical breaches or other actions; and
•the other risks described in our filings with the SEC.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
1) Adjusted Operating Cash Flow, Adjusted Free Cash Flow, Adjusted Diluted Shares and Net Debt-to-LQA EBITDAX are non-GAAP financial measures. See “Non-GAAP Financial Measures” included within the Appendix of this press release for related disclosures and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Contacts:
Hays Mabry – Vice President, Investor Relations
(432) 315-0114
ir@permianres.com

SOURCE Permian Resources Corporation

Details of our 2026 operational and financial guidance are presented below:

	2026 FY Guidance
Net average daily production (Boe/d)	400,000	—	430,000
Net average daily oil production (Bbls/d)	186,000	—	192,000

Production costs
Total controllable cash costs	$7.15	—	$8.15
Lease operating expenses ($/Boe)	~$5.45
Gathering, processing and transportation expenses ($/Boe)	~$1.40
Cash general and administrative ($/Boe)(1)	~$0.80
Severance and ad valorem taxes (% of revenue)	6.5%	—	8.5%

Total cash capital expenditure program ($MM)	$1,750	—	$1,950

Operated drilling program
TILs (gross)	~250
Average working interest	75% - 80%
Average lateral length (feet)	~11,000
(1)    Excludes stock-based compensation.

Permian Resources Corporation
Operating Highlights

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenues (in thousands):
Oil sales	$1,020,125	$1,097,662	$4,251,193	$4,362,965
NGL sales	145,089	176,828	658,515	637,529
Natural gas sales	(14,023)	21,591	131,663	240
Purchased gas sales, net	18,177	—	23,840	—
Oil and gas sales	$1,169,368	$1,296,081	$5,065,211	$5,000,734

Net production:
Oil (MBbls)	17,355	15,757	66,364	58,276
NGL (MBbls)	9,396	8,407	35,773	30,636
Natural gas (MMcf)	61,113	58,378	247,045	220,900
Total (MBoe)(1)	36,935	33,895	143,311	125,730

Average daily net production:
Oil (Bbls/d)	188,633	171,274	181,819	159,225
NGL (Bbls/d)	102,131	91,382	98,008	83,706
Natural gas (Mcf/d)	664,265	634,546	676,835	603,551
Total (Boe/d)(1)	401,475	368,414	392,633	343,523

Average sales prices:
Oil (per Bbl)	$58.78	$69.66	$64.06	$74.87
Effect of derivative settlements on average price (per Bbl)	3.70	1.09	2.40	0.03
Oil including the effects of hedging (per Bbl)	$62.48	$70.75	$66.46	$74.90

NGL (per Bbl)	$15.44	$21.03	$18.41	$20.81

Natural gas (per Mcf)	$(0.23)	$0.37	$0.53	$—
Effect of derivative settlements on average price (per Mcf)	1.07	0.34	0.48	0.34
Effect of purchased gas sales on average price (per Mcf)	0.30	—	0.10	—
Natural gas including the effects of hedging (per Mcf)	$1.14	$0.71	$1.11	$0.34

(1)    Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.

Permian Resources Corporation
Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating costs (in thousands):
Lease operating expenses	$194,182	$183,575	$753,119	$685,172
Severance and ad valorem taxes	85,851	96,947	390,255	377,731
Gathering, processing, and transportation expense	43,728	50,582	200,103	183,602
Operating cost metrics:
Lease operating expenses (per Boe)	$5.26	$5.42	$5.26	$5.45
Severance and ad valorem taxes (% of revenue)	7.3%	7.5%	7.7%	7.6%
Gathering, processing, and transportation expense (per Boe)	1.18	1.49	1.40	1.46

Permian Resources Corporation
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating revenues
Oil and gas sales	$1,169,368	$1,296,081	$5,065,211	$5,000,734
Operating expenses
Lease operating expenses	194,182	183,575	753,119	685,172
Severance and ad valorem taxes	85,851	96,947	390,255	377,731
Gathering, processing and transportation expenses	43,728	50,582	200,103	183,602
Depreciation, depletion and amortization	524,979	486,463	2,032,507	1,776,673
General and administrative expenses	43,613	44,745	186,471	174,630
Merger and integration expense	—	—	—	18,064
Impairment and abandonment expense	379	2,128	7,985	9,912
Exploration and other expenses	6,799	6,363	32,042	30,791
Total operating expenses	899,531	870,803	3,602,482	3,256,575
Net gain (loss) on sale of long-lived assets	—	(66)	—	375
Income from operations	269,837	425,212	1,462,729	1,744,534

Other income (expense)
Interest expense	(67,067)	(76,783)	(283,062)	(296,171)
Loss on extinguishment of debt	—	—	(270,120)	(8,585)
Net gain (loss) on derivative instruments	209,260	(36,716)	445,724	94,986
Other income (expense)	3,826	6,411	27,844	16,087
Total other income (expense)	146,019	(107,088)	(79,614)	(193,683)

Income before income taxes	415,856	318,124	1,383,115	1,550,851
Income tax expense	(33,965)	(62,645)	(284,179)	(300,342)
Net income	381,891	255,479	1,098,936	1,250,509
Less: Net income attributable to noncontrolling interest	(42,386)	(38,829)	(163,762)	(265,808)
Net income attributable to Class A Common Stock	$339,505	$216,650	$935,174	$984,701

Income per share of Class A Common Stock:
Basic	$0.46	$0.31	$1.31	$1.54
Diluted	$0.45	$0.29	$1.28	$1.45

Weighted average Class A Common Stock outstanding:
Basic	745,004	702,968	715,772	640,662
Diluted	761,364	746,693	730,975	684,492

Permian Resources Corporation
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$153,690	$479,343
Accounts receivable, net	840,653	530,452
Derivative instruments	279,725	85,509
Prepaid and other current assets	38,075	26,290
Total current assets	1,312,143	1,121,594
Property and equipment
Oil and natural gas properties, successful efforts method
Unproved properties	1,933,409	1,990,441
Proved properties	21,484,903	18,595,780
Accumulated depreciation, depletion and amortization	(7,168,925)	(5,163,124)
Total oil and natural gas properties, net	16,249,387	15,423,097
Other property and equipment, net	57,051	50,381
Total property and equipment, net	16,306,438	15,473,478
Noncurrent assets
Operating lease right-of-use assets	132,764	119,703
Other noncurrent assets	160,840	183,125
TOTAL ASSETS	$17,912,185	$16,897,900

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,453,610	$1,198,418
Operating lease liabilities	79,496	57,216
Other current liabilities	144,726	71,703
Total current liabilities	1,677,832	1,327,337
Noncurrent liabilities
Long-term debt, net	3,545,598	4,184,233
Asset retirement obligations	166,847	148,443
Deferred income taxes	893,463	602,379
Operating lease liabilities	55,102	64,288
Other noncurrent liabilities	39,460	52,701
Total liabilities	6,378,302	6,379,381

Shareholders’ equity
Common stock, $0.0001 par value, 1,500,000,000 shares authorized:
Class A: 757,854,120 shares issued and 751,746,410 shares outstanding at December 31, 2025 and 707,388,380 shares issued and 703,774,082 shares outstanding at December 31, 2024	76	71
Class C: 84,378,125 shares issued and outstanding at December 31, 2025 and 99,599,640 shares issued and outstanding at December 31, 2024	8	10
Additional paid-in capital	8,710,698	8,056,552
Retained earnings (accumulated deficit)	1,567,500	1,081,895
Total shareholders’ equity	10,278,282	9,138,528
Noncontrolling interest	1,255,601	1,379,991
Total equity	11,533,883	10,518,519
TOTAL LIABILITIES AND EQUITY	$17,912,185	$16,897,900

Permian Resources Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$1,098,936	$1,250,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	2,032,507	1,776,673
Stock-based compensation expense	70,371	60,399
Impairment and abandonment expense	7,985	9,912
Deferred tax expense	285,400	299,019
Net (gain) loss on sale of long-lived assets	—	(375)
Non-cash portion of derivative (gain) loss	(168,479)	(17,783)
Amortization of debt issuance costs, discount and premium	8,023	6,563
Loss on extinguishment of debt	270,120	8,585
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(321,456)	(51,396)
(Increase) decrease in prepaid and other assets	(23,288)	(8,491)
Increase (decrease) in accounts payable and other liabilities	347,422	78,353
Net cash provided by operating activities	3,607,541	3,411,968
Cash flows from investing activities:
Acquisition of oil and natural gas properties, net	(1,070,547)	(1,047,128)
Drilling and development capital expenditures	(1,965,926)	(2,060,667)
Purchases of other property and equipment	(13,682)	(12,845)
Proceeds from sales of oil and natural gas properties	176,701	16,445
Net cash used in investing activities	(2,873,454)	(3,104,195)
Cash flows from financing activities:
Proceeds from equity offering, net	—	402,211
Proceeds from borrowings under revolving credit facility	—	1,965,000
Repayment of borrowings under revolving credit facility	—	(1,965,000)
Proceeds from issuance of senior notes	—	1,000,000
Debt issuance and redemption costs	(18,767)	(26,498)
Redemption of senior notes	(464,548)	(656,351)
Proceeds from exercise of stock options	219	257
Share repurchases	(73,700)	(61,048)
Dividends paid	(447,714)	(466,915)
Distributions paid to noncontrolling interest owners	(55,230)	(93,950)
Net cash (used in) provided by financing activities	(1,059,740)	97,706
Net increase (decrease) in cash, cash equivalents and restricted cash	(325,653)	405,479
Cash, cash equivalents and restricted cash, beginning of period	479,343	73,864
Cash, cash equivalents and restricted cash, end of period	$153,690	$479,343

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX
Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income attributable to Class A Common Stock before net income attributable to noncontrolling interest, interest expense, income taxes, depreciation, depletion and amortization, impairment and abandonment expense, loss on extinguishment of debt, non-cash gains or losses on derivatives, stock-based compensation, exploration and other expenses, gain/loss from the sale of long-lived assets and other non-recurring items. Adjusted EBITDAX is not a measure of net income as determined by GAAP.
Our management believes Adjusted EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table presents a reconciliation of Adjusted EBITDAX to net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended
(in thousands)	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Adjusted EBITDAX reconciliation to net income:
Net income attributable to Class A Common Stock	$339,505	$59,234	$207,137	$329,298	$216,650
Net income attributable to noncontrolling interest	42,386	22,227	37,884	61,265	38,829
Interest expense	67,067	69,386	72,770	73,839	76,783
Income tax expense	33,965	87,394	62,486	100,334	62,645
Depreciation, depletion and amortization	524,979	526,915	506,410	474,203	486,463
Impairment and abandonment expense	379	2,251	146	5,209	2,128
Loss on extinguishment of debt	—	264,294	—	5,826	—
Non-cash derivative (gain) loss	(79,493)	(35,307)	(17,256)	(36,423)	73,579
Stock-based compensation expense(1)	14,031	17,435	19,293	16,199	13,149
Exploration and other expenses	6,799	4,933	5,060	15,250	6,363
(Gain) loss on sale of long-lived assets	—	—	—	—	66
Adjusted EBITDAX	$949,618	$1,018,762	$893,930	$1,045,000	$976,655

(1)    Includes stock-based compensation expense for equity awards related to general and administrative employees only. Stock-based compensation amounts for geographical and geophysical personnel are included within the Exploration and other expenses line item.

Net Debt-to-LQA EBITDAX
Net debt-to-LQA EBITDAX, also referred to as leverage, is a non-GAAP financial measure. We define net debt as total debt, net, plus unamortized debt discount, premium and issuance costs on our senior notes minus cash and cash equivalents.
We define net debt-to-LQA EBITDAX as net debt (defined above) divided by Adjusted EBITDAX (defined and reconciled in the section above) for the three months ended December 31, 2025, on an annualized basis. We refer to this metric to show trends that investors may find useful in understanding our ability to service our debt. This metric is widely used by professional research analysts, including credit analysts, in the valuation and comparison of companies in the oil and gas exploration and production industry. The following table presents a reconciliation of net debt to total debt, net and the calculation of net debt-to-LQA EBITDAX for the period presented:

(in thousands)	December 31, 2025
Total debt, net	$3,545,598
Unamortized debt discount, premium and issuance costs on senior notes	29,402
Total debt	3,575,000
Less: cash and cash equivalents	(153,690)
Net debt (Non-GAAP)	3,421,310
LQA EBITDAX(1)	$3,798,472
Net debt-to-LQA EBITDAX	0.9

(1) Represents adjusted EBITDAX (defined and reconciled in the section above) for the three months ended December 31, 2025, on an annualized basis.

Adjusted Shares
Adjusted basic and diluted weighted average shares outstanding (“Adjusted Basic and Diluted Shares”) are non-GAAP financial measures defined as basic and diluted weighted average shares outstanding adjusted to reflect the weighted average shares of our Class C Common Stock outstanding and the effect of the conversion of our Convertible Senior Notes during the period.
Our Adjusted Basic and Diluted Shares provide a comparable per share measurement when presenting results such as adjusted free cash flow and adjusted net income that include the interests of both net income attributable to Class A Common Stock and the net income attributable to our noncontrolling interest. Adjusted Basic and Diluted Shares are used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business.
The following table presents a reconciliation of Adjusted Basic and Diluted Shares to basic and diluted weighted average shares outstanding, which are the most directly comparable financial measures calculated and presented in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Basic weighted average shares of Class A Common Stock outstanding	745,004	702,968	715,772	640,662
Weighted average shares of Class C Common Stock	84,378	100,401	94,632	144,566
Adjusted basic weighted average shares outstanding	829,382	803,369	810,404	785,228

Basic weighted average shares of Class A Common Stock outstanding	745,004	702,968	715,772	640,662
Add: Dilutive effects of Convertible Senior Notes	—	29,408	—	29,408
Add: Dilutive effects of equity awards	16,360	14,317	15,203	14,422
Diluted weighted average shares of Class A Common Stock outstanding	761,364	746,693	730,975	684,492
Weighted average shares of Class C Common Stock	84,378	100,401	94,632	144,566
Effect of conversion of Convertible Senior Notes on weighted average shares	—	—	20,922	—
Adjusted diluted weighted average shares outstanding	845,742	847,094	846,529	829,058

Adjusted Operating Cash Flow and Adjusted Free Cash Flow
Adjusted operating cash flow and adjusted free cash flow are supplemental non-GAAP financial measures used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted operating cash flow as net cash provided by operating activities adjusted to remove changes in working capital, merger and integration and other non-recurring charges, and estimated tax distributions to our non-controlling interest owners. Adjusted operating cash flows is reduced by total cash capital expenditures to arrive at adjusted free cash flows.
Our management believes adjusted operating cash flow and adjusted free cash flow are useful indicators of the Company’s ability to internally fund its future exploration and development activities, to service its existing level of indebtedness or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities, its merger and integration and other non-recurring costs or estimated tax distributions to noncontrolling interest owners after funding its capital expenditures paid for the period. The Company believes that these measures, as so adjusted, present meaningful indicators of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computation of adjusted operating cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies. Adjusted operating cash flow and adjusted free cash flow should not be considered as alternatives to, or more meaningful than, net cash provided by operating activities as determined in accordance with GAAP or as indicators of our operating performance or liquidity.
Adjusted operating cash flow and adjusted free cash flow are not financial measures that are determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of adjusted operating cash flow and adjusted free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$904,327	$871,578	$3,607,541	$3,411,968
Changes in working capital:
Accounts receivable	281,226	103,963	321,456	51,396
Prepaid and other assets	20,313	1,663	23,288	8,491
Accounts payable and other liabilities	(322,321)	(73,735)	(347,422)	(78,353)
Merger and integration expense & other	—	—	4,749	25,659
Estimated tax distribution to noncontrolling interest owners(1)	63	582	(125)	—
Adjusted operating cash flow	883,608	904,051	3,609,487	3,419,161
Less: total cash capital expenditures	(480,518)	(504,459)	(1,965,926)	(2,060,667)
Adjusted free cash flow	$403,090	$399,592	$1,643,561	$1,358,494

Adjusted diluted weighted average shares outstanding	845,742	847,094	846,529	829,058

(1) Reflects estimated future distributions to noncontrolling interest owners based upon current federal and state income tax expense recognized during the period and expected to be paid by the partnership. Such estimates are based upon the noncontrolling interest ownership percentage as of December 31, 2025.

Adjusted Net Income
Adjusted net income is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define adjusted net income as net income attributable to Class A Common Stock plus net income attributable to noncontrolling interest adjusted for loss on extinguishment of debt, non-cash gains or losses on derivatives, merger and integration expense, other nonrecurring charges, impairment and abandonment expense, gain/loss from the sale of long-lived assets and the related income tax adjustments for these items. Adjusted net income is not a measure of net income as determined by GAAP.
Our management believes adjusted net income is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers by excluding certain non-cash items that can vary significantly. Adjusted net income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Our presentation of adjusted net income should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of adjusted net income may not be comparable to other similarly titled measures of other companies.
Adjusted net income is not a financial measure that is determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of adjusted net income to net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net income attributable to Class A Common Stock	$339,505	$216,650	$935,174	$984,701
Net income attributable to noncontrolling interest	42,386	38,829	163,762	265,808
Loss on extinguishment of debt(1)	—	—	270,120	8,585
Non-cash derivative (gain) loss	(79,493)	73,579	(168,479)	(17,783)
Merger and integration expense & other	—	—	4,749	25,659
Impairment and abandonment expense	379	2,128	7,985	9,912
(Gain) loss on sale of long-lived assets	—	66	—	(375)
Adjusted net income excluding above items	302,777	331,252	1,213,311	1,276,507
Income tax (expense) benefit attributable to the above items(2)	8,264	(25,785)	(1,804)	(65,656)
Adjusted Net Income	$311,041	$305,467	$1,211,507	$1,210,851
Interest on Convertible Senior Notes, net of tax	—	1,294	2,570	5,182
Adjusted Net Income - Diluted	$311,041	$306,761	$1,214,077	$1,216,033

Adjusted diluted weighted average shares outstanding (Non-GAAP)(3)	845,742	847,094	846,529	829,058
Adjusted net income per adjusted diluted share	$0.37	$0.36	$1.43	$1.47

(1)    There is no tax benefit calculated for the loss on extinguishment of debt associated with the Convertible Senior Notes incurred during the year ended December 31, 2025.
(2)    Income tax (expense) benefit for adjustments made to adjusted net income is calculated using PR's federal and state-apportioned statutory tax rate that was approximately 22.5%.
(3)    Adjusted diluted weighted average shares outstanding is a Non-GAAP measure that has been computed and reconciled to the nearest GAAP metric in the preceding table above.

The following table summarizes the approximate volumes and average contract prices of the hedge contracts the Company had in place as of December 31, 2025 and additional contracts entered into through February 20, 2026:

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Crude Price ($/Bbl)
Crude oil swaps - NYMEX WTI	January 2026 - March 2026	5,355,000	59,500	$64.62
	April 2026 - June 2026	6,324,500	69,500	63.70
	July 2026 - September 2026	4,554,000	49,500	65.79
	October 2026 - December 2026	4,554,000	49,500	65.16

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)
Crude oil basis differential swaps(1)	January 2026 - March 2026	4,485,000	49,833	$0.94
	April 2026 - June 2026	6,324,500	69,500	0.91
	July 2026 - September 2026	3,634,000	39,500	1.02
	October 2026 - December 2026	3,634,000	39,500	1.02

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)
Crude oil roll differential swaps - NYMEX WTI	January 2026 - March 2026	3,405,000	37,833	$0.26
	April 2026 - June 2026	5,232,500	57,500	0.31
	July 2026 - September 2026	2,530,000	27,500	0.33
	October 2026 - December 2026	2,530,000	27,500	0.33

(1)    These crude oil basis swap transactions are settled utilizing the ARGUS MIDLAND WTI and ARGUS WTI CUSHING indices.

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Gas Price ($/MMBtu)
Natural gas swaps - NYMEX Henry Hub	January 2026 - March 2026	12,330,000	137,000	$4.23
	April 2026 - June 2026	12,467,000	137,000	3.57
	July 2026 - September 2026	12,604,000	137,000	3.83
	October 2026 - December 2026	12,604,000	137,000	4.16
	January 2027 - March 2027	12,600,000	140,000	4.24
	April 2027 - June 2027	12,740,000	140,000	3.32
	July 2027 - September 2027	12,880,000	140,000	3.58
	October 2027 - December 2027	12,880,000	140,000	3.94

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Gas Price ($/MMBtu)
Natural gas swaps - Waha	January 2026 - March 2026	8,550,000	95,000	$2.66
	April 2026 - June 2026	8,645,000	95,000	0.43
	July 2026 - September 2026	8,740,000	95,000	1.80
	October 2026 - December 2026	15,145,000	164,620	2.73
	January 2027 - March 2027	7,650,000	85,000	3.57

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Gas Price ($/MMBtu)
Natural gas swaps - HSC	January 2026 - March 2026	9,000,000	100,000	$4.40
	April 2026 - June 2026	9,100,000	100,000	3.63
	July 2026 - September 2026	9,200,000	100,000	3.95
	October 2026 - December 2026	9,200,000	100,000	4.24

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Differential ($/MMBtu)
Natural gas basis differential swaps(1)	January 2026 - March 2026	12,330,000	137,000	$(1.34)
	April 2026 - June 2026	12,467,000	137,000	(2.31)
	July 2026 - September 2026	12,604,000	137,000	(1.42)
	October 2026 - December 2026	12,604,000	137,000	(1.21)
	January 2027 - March 2027	14,490,000	161,000	(0.47)
	April 2027 - June 2027	14,651,000	161,000	(1.11)
	July 2027 - September 2027	14,812,000	161,000	(0.65)
	October 2027 - December 2027	14,812,000	161,000	(0.91)

(1)    These natural gas basis swap contracts are settled utilizing the Inside FERC’s West Texas Waha price and the NYMEX Henry Hub price of natural gas.